PROSPECTUS SUPPLEMENT                                         File No. 333-52822
---------------------                                             Rule 424(b)(3)
(To the Prospectus Supplement and Prospectus
dated January 24, 2001)
Prospectus number:     2094


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:   $465,000,000       Original Issue Date:        March 2, 2001

CUSIP Number:         59018Y GH8      Stated Maturity Date:        March 4, 2002

Interest Calculation:                 Day Count Convention:
---------------------                 ---------------------
[X]  Regular Floating Rate Note       [X]   Actual/360

[ ]  Inverse Floating Rate Note       [ ]   30/360

      (Fixed Interest Rate):          [ ]   Actual/Actual


Interest Rate Basis:
--------------------
[ ]  LIBOR                            [ ]   Commercial Paper Rate

[ ]  CMT Rate                         [ ]   Eleventh District Cost of Funds Rate

[ ]  Prime Rate                       [ ]   CD Rate

[X]  Federal Funds Rate               [ ]   Other (see attached)

[ ]  Treasury Rate
Designated CMT Page:                  Designated LIBOR Page:
  CMT Telerate Page:                    LIBOR Telerate Page:
   CMT Reuters Page:                     LIBOR Reuters Page:


Index Maturity:           Fed Funds   Minimum Interest Rate:      Not Applicable
                           Effective

Spread:                   0.1100%     Maximum Interest Rate:      Not Applicable

Initial Interest Rate:    TBD         Spread Multiplier:          Not Applicable



Interest Reset Dates:     Daily commencing March 2, 2001, subject to following
                          business day convention.

Interest Payment Dates:   Quarterly on the 4th of June, September, December and
                          March, subject to following business day convention.

Repayment at the
Option of the Holder:     The Notes cannot be repaid prior to the Stated
                          Maturity Date.

Redemption at the
Option of the Company:    The Notes cannot be redeemed prior to the Stated
                          Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                  The Chase Manhattan Bank

Dated:                    February 27, 2001